EXHIBIT 32.2

FOOTHILL INDEPENDENT BANCORP

Quarterly Report on Form 10Q

for the Quarter ended March 31, 2004

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of Foothill Independent Bancorp (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2004	By:	/s/ CAROL ANN GRAF

Carol Ann Graf,

Senior Vice President and

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.